UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HNI Corporation
(Exact Name of Registrant as Specified in Its charter)

Iowa
(State or Other Jurisdiction of Incorporation or Organization)

42-0617510
(I.R.S. Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761-0071
(Address of Principal Executive Offices, including Zip Code)

2007 Equity Plan for Non-Employee Directors of HNI Corporation
(Full Title of the Plan)

Jeffrey D. Lorenger, Vice President, General Counsel and Secretary
HNI Corporation, 408 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761-0071
(Name and Address of Agent for Service)

(563) 272 -7400
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $1.00 per share (3)	300,000	$42.75	$12,825,000	$393.73

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the plan described herein.
(2) This amount is an estimate made solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933 and is based on the average of the high and low prices of the registrant's Common Stock on the New York Stock Exchange on May 2, 2007.
(3) One Preferred Share Purchase Right (a "Right") will also be issued with respect to each share of Common Stock. The terms of the Rights are described in the Form 8-A filed by the registrant with the Securities and Exchange Commission (the "SEC") on June 12, 1998, and Amendment No. 1 thereto filed by the registrant with the SEC on September 14, 1998.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by HNI Corporation (the "Corporation") with the SEC are incorporated by reference in this registration statement:

1.	The Corporation's Annual Report on Form 10-K for the fiscal year ended December 30, 2006, filed with the SEC on February 26, 2007.
2.	The Corporation's Current Report on Form 8-K dated March 9, 2007 and filed with the SEC on March 9, 2007.
3.	The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the SEC on May 3, 2007.
4.	The Corporation's Current Report on Form 8-K dated May 8, 2007 and filed with the SEC on May 8, 2007.
5.
The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A filed with the SEC under the Securities Exchange Act of 1934 (File No. 001-14225) on June 12, 1998.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by the Iowa Business Corporation Act (the "IBCA"), the Articles of Incorporation of HNI Corporation, (the "Articles"), provide that no director shall be personally liable to the Corporation or any shareholder for money damages for any action, or failure to take action, except for: (i) the amount of financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Section 490.833 of the IBCA; or (iv) an intentional violation of criminal law. While the Articles provide protection from awards for monetary damages for breaches of the duty of care, they do not eliminate the director's duty of care. Accordingly, the Articles will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care.

In addition, the By-laws of HNI Corporation (the "By-laws") provide that: (i) an officer of the Corporation will not be liable as an officer to the Corporation or its shareholders for any decision to take or not to take action, or any failure to take any action, if the duties of the officer are performed in compliance with the standards of conduct for officers prescribed in the IBCA; and (ii) that the Corporation may indemnify a director or officer of the Corporation who is a party to a proceeding against liability incurred by such director or officer in the proceeding to the maximum extent permitted by and in the manner prescribed by the IBCA, including the advancement of expenses.

The By-laws further provide that the Corporation may enter into indemnification agreements consistent with the IBCA with each director of the Corporation and with such officers of the Corporation as the Board of Directors of the Corporation deems appropriate. The Corporation has entered into agreements with its directors and with certain officers agreeing to indemnify them against certain liabilities to the fullest extent permitted under Iowa law. The Corporation also has director and officer liability insurance in the amount of $60,000,000, under which each director and each of certain officers of the Corporation is insured against certain liabilities.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Articles of Incorporation of HNI Corporation, as amended, incorporated by reference to Exhibit 3(i) to the Corporation's Current Report on From 8-K filed with the SEC on May 8, 2007.
4.2	By-laws of HNI Corporation, as amended, incorporated by reference to Exhibit 3(ii) to the Corporation's Current Report on Form 8-K filed with the SEC on March 9, 2007.
4.3
Rights Agreement dated as of August 13, 1998, by and between HNI Corporation and Harris Trust and Savings Bank, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Corporation's Registration Statement on Form 8-A filed with the SEC on August 14, 1998, as amended by Form 8-A/A filed with the SEC on September 14, 1998, incorporated by reference to Exhibit 4.1 to the Corporation's Current Report on Form 8-K filed with the SEC on August 10, 1998.

4.4
2007 Equity Plan for Non-Employee Directors of HNI Corporation, incorporated by reference to Exhibit C to the Corporation's Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held May 8, 2007, filed with the SEC on March 23, 2007.

5.1	Opinion of counsel regarding legality of shares.
23.1	Consent of counsel (included in Exhibit 5.1 hereto).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of attorney.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Muscatine, state of Iowa, on this 8th day of May, 2007.

HNI Corporation

By:	/s/ Jeffrey D. Lorenger
Jeffrey D. Lorenger
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stan A. Askren Stan A. Askren	Chairman, President and Chief Executive Officer (principal executive officer)	May 8, 2007
/s/ Jerald K. Dittmer Jerald K. Dittmer	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	May 8, 2007
* Mary H. Bell	Director	May 8, 2007
* Miguel M. Calado	Director	May 8, 2007
* Gary M. Christensen	Lead Director	May 8, 2007
* Cheryl A. Francis	Director	May 8, 2007
* John A. Halbrook	Director	May 8, 2007
* James R. Jenkins	Director	May 8, 2007
* Dennis J. Martin	Director	May 8, 2007
* Larry B. Porcellato	Director	May 8, 2007
* Joseph Scalzo	Director	May 8, 2007
* Abbie J. Smith	Director	May 8, 2007
* Brian E. Stern	Director	May 8, 2007
* Ronald V. Waters, III	Director	May 8, 2007

* Jeffrey D. Lorenger, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above indicated directors of the registrant (constituting all of the directors) pursuant to a Power of Attorney filed with this registration statement as Exhibit 24.1.

HNI Corporation

Date: May 8, 2007	By:	/s/ Jeffrey D. Lorenger
Jeffrey D. Lorenger
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation of HNI Corporation, as amended, incorporated by reference to Exhibit 3(i) to the Corporation's Current Report on From 8-K filed with the SEC on May 8, 2007.
4.2	By-laws of HNI Corporation, as amended, incorporated by reference to Exhibit 3(ii) to the Corporation's Current Report on Form 8-K filed with the SEC on March 9, 2007.
4.3
Rights Agreement dated as of August 13, 1998, by and between HNI Corporation and Harris Trust and Savings Bank, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Corporation's Registration Statement on Form 8-A filed with the SEC on August 14, 1998, as amended by Form 8-A/A filed with the SEC on September 14, 1998, incorporated by reference to Exhibit 4.1 to the Corporation's Current Report on Form 8-K filed with the SEC on August 10, 1998.

4.4
2007 Equity Plan for Non-Employee Directors of HNI Corporation, incorporated by reference to Exhibit C to the Corporation's Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held May 8, 2007, filed with the SEC on March 23, 2007.

5.1	Opinion of counsel regarding legality of shares.
23.1	Consent of counsel (included in Exhibit 5.1 hereto).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of attorney.